UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 2, 2012

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 5.07 of this Current Report on Form 8-K, on November 2, 2012, at the Annual Meeting of Shareholders (the “Annual Meeting”) of II-VI Incorporated (the “Company”), the Company’s shareholders approved the II-VI Incorporated 2012 Omnibus Incentive Plan (the “2012 Plan”). The 2012 Plan was approved by the Company’s Board of Directors on August 17, 2012, subject to shareholder approval at the Annual Meeting, and became effective at the Annual Meeting upon receipt of the requisite shareholder approval.

Awards (including stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares and performance units) may be granted under the 2012 Plan to employees of the Company and its subsidiaries, nonemployee directors and consultants. The maximum number of shares as to which awards may be granted under the 2012 Plan is 1,900,000 shares of Common Stock. Up to an additional 5,438,548 shares of Common Stock may be added to the 2012 Plan from the forfeiture of outstanding options granted under the Company’s 2009 Omnibus Incentive Plan. This reserved share amount is subject to adjustments by the Plan Administrator (as defined in the 2012 Plan) for stock splits, stock dividends, recapitalization and other similar transactions or events, as provided in the 2012 Plan. Shares of Common Stock issued under the 2012 Plan may be shares of original issuance, shares held in treasury or shares that have been reacquired by the Company. The 2012 Plan will terminate on the tenth anniversary of the date it was approved by shareholders or, if earlier, the date on which the Board of Directors of the Company adopts a resolution terminating the 2012 Plan, and no award may be granted under the plan after that date.

A description of the material terms of the 2012 Plan are set forth in Proposal 4, under the heading “Approval of the II-VI Incorporated 2012 Omnibus Incentive Plan (Proposal 4),” in the Company’s definitive proxy statement on Schedule 14A for the 2012 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on September 21, 2012.

The foregoing description of the 2012 Plan is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2012 Plan, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference in this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 2, 2012. As of the record date of September 4, 2012, there were 63,449,702 shares of common stock outstanding and entitled to vote at the meeting. A total of 62,166,273 shares were present in person or by proxy at the annual meeting of shareholders.

At the Annual Meeting, the shareholders elected Marc Y.E. Pelaez, Howard H. Xia and Vincent D. Mattera, Jr. as Class One Directors, to serve until the Company’s 2015 annual meeting of shareholders or until their respective successors are duly elected and qualified (“Proposal 1”). Proposal 1 received the following votes:

Marc Y.E. Pelaez

For	Against	Abstain	Broker Non-Votes
49,866,450	2,144,031	152,578	10,003,214

Howard H. Xia

For	Against	Abstain	Broker Non-Votes
51,610,654	405,630	146,775	10,003,214

Vincent D. Mattera, Jr.

For	Against	Abstain	Broker Non-Votes
49,947,081	2,085,920	130,058	10,003,214

At the Annual Meeting, the shareholders elected Wendy F. DiCicco as a Class Two Director, to serve until the Company’s 2013 annual meeting of shareholders or until her respective successor is duly elected and qualified (“Proposal 2”). Proposal 2 received the following votes:

For	Against	Abstain	Broker Non-Votes
49,852,147	2,179,149	131,763	10,003,214

At the Annual Meeting, the shareholders approved (on a non-binding advisory basis) the Company’s executive compensation (“Proposal 3”). Proposal 3 received the following votes:

For	Against	Abstain	Broker Non-Votes
45,973,219	6,093,716	96,124	10,003,214

At the Annual Meeting, the shareholders approved the 2012 Omnibus Incentive Plan (“Proposal 4”). Proposal 4 received the following votes:

For	Against	Abstain	Broker Non-Votes
49,211,132	2,870,653	81,274	10,003,214

At the Annual Meeting, the shareholders ratified the Audit Committee’s selection of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the fiscal year ended June 30, 2013 (“Proposal 5”). Proposal 5 received the following votes:

For	Against	Abstain	Broker Non-Votes
60,936,823	1,200,987	28,463	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.01	II-VI Incorporated 2012 Omnibus Incentive Plan.

Exhibit 99.01	Press release dated November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED (Registrant)

Date: November 5, 2012	By:	/s/ Francis J. Kramer
Francis J. Kramer President and Chief Executive Officer

Date: November 5, 2012	By:	/s/ Craig A. Creaturo
Craig A. Creaturo Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.01	II-VI Incorporated 2012 Omnibus Incentive Plan.

Exhibit 99.01	Press release dated November 5, 2012.